Exhibit 99.1

FOR IMMEDIATE RELEASE	November 2, 2012
Media Contact: Joseph Barrios, (520) 884-3725	Page 1 of 8
Financial Analyst Contact: Chris Norman, (520) 884-3649

UNS ENERGY REPORTS THIRD QUARTER 2012 EARNINGS,

NARROWS 2012 EARNINGS GUIDANCE RANGE

•	UNS Energy’s net income for the third quarter of 2012 was $50.7 million, or $1.21 per share of common stock on a fully-diluted basis, compared with net income of $59.7 million, or $1.46 per diluted share in the third quarter of 2011. For the nine months ended September 30, 2012, UNS Energy’s net income was $83.4 million, or $2.03 per diluted share, compared with net income of $101.8 million, or $2.53 per diluted share, in the same period last year.

•	UNS Energy’s primary subsidiary, Tucson Electric Power Company (TEP), reported net income of $44.6 million in the third quarter of 2012 compared with $53.9 million in the third quarter of 2011. TEP’s results were negatively affected by: (i) a 3.6 percent decrease in retail sales volumes due in part to mild weather compared with last year; and (ii) higher depreciation and amortization expense related to an increase in utility infrastructure investments.

•	Third quarter 2012 results include a $1.1 million after-tax loss related to an unplanned outage at a power plant that TEP operates on behalf of another party. Financial results in the third quarter of 2011 include a $4.5 million after-tax gain related to the settlement of a transmission dispute by TEP.

•	Net income and earnings per share for the third quarter of 2012 were consistent with expectations. UNS Energy is narrowing its 2012 earnings guidance range to $2.15 to $2.30 per diluted share.

Tucson, Ariz. – UNS Energy Corporation (NYSE: UNS) today reported third quarter 2012 net income of $50.7 million, or $1.21 per diluted share of common stock, compared with net income of $59.7 million, or $1.46 per diluted share in the same period last year.

TEP reported net income of $44.6 million for the third quarter of 2012, 17 percent below net income of $53.9 million in the third quarter of 2011.

“Although earnings continue to be pressured by TEP’s retail rate freeze, our operating performance remains strong. We expect to hold full year operating and maintenance expenses at the same level as 2009 while maintaining a high level of reliability and safety,” said Paul Bonavia, UNS Energy’s Chairman and Chief Executive Officer. “Our power plants ran exceptionally well this summer and our safety record to date is outstanding.”

A 2008 settlement agreement approved by the Arizona Corporation Commission (ACC) will keep TEP’s non-fuel base retail rates unchanged until TEP’s pending rate request is finalized and approved in 2013. During this rate freeze period, TEP’s retail sales volumes have remained virtually unchanged due to general economic conditions and energy efficiency requirements passed by the ACC. In order to partially mitigate the effect of stagnant energy demand on UNS Energy’s financial performance, the company successfully aligned operating expenses with retail energy sales through the implementation of new operating efficiencies and cost containment measures.

However, TEP faces cost pressures associated with capital investments in order to maintain safe and reliable service that are not reflected in current retail rates. In July 2012, TEP submitted an application with the ACC seeking its first non-fuel base rate increase since 2008. The filing requests a non-fuel base rate increase of approximately $128 million, or 15 percent, to be effective no later than August 1, 2013.

Tucson Electric Power

Retail kWh Sales and Revenues

TEP’s retail kWh sales decreased by 3.6 percent in the third quarter, due in part to a 12.2 percent decline in cooling degree days compared with the third quarter of 2011. The decrease in retail sales volumes led to a 4.0 percent, or $7.3 million, decrease in TEP’s retail margin revenues compared with the third quarter of 2011.

Other Operating Expenses

TEP’s base O&M expense was $1.2 million lower than the third quarter of 2011. Base O&M excludes costs directly offset by customer surcharges and third-party reimbursements. In the third quarter of 2012, depreciation and amortization expense increased by $2.3 million as a result of additional plant-in-service compared with the same period last year.

Other Factors

TEP’s third quarter 2012 results include an after-tax loss of approximately $1.1 million related to an unplanned outage at Springerville Unit 3, a power plant that TEP operates on behalf of another party. Results in the third quarter of 2011 include an after-tax gain of approximately $4.5 million related to the settlement of a transmission dispute.

Year-to-Date Results

In the first nine months of 2012, TEP reported net income of $65.0 million compared with net income of $83.8 million in the same period last year. That decrease was due to: lower retail and long-term wholesale margin revenues; higher depreciation and amortization expense; a loss recorded in the first nine months of 2012 related to the operation of Springerville Unit 3, described above; and the gain recorded in the first nine months of 2011 related to the settlement of a dispute, described above.

UNS Gas and UNS Electric

UNS Gas reported a net loss of less than $1 million in the third quarters of 2012 and 2011.

UNS Electric reported net income of $6.4 million in the third quarter of 2012 compared with $7.0 million in the third quarter of 2011. The decrease was due to: lower retail kWh sales due in part to a 5.5 percent decline in cooling degree days; and higher depreciation and amortization expense related to an increase in net plant in service.

Seasonality of Earnings

The net income and results of operations of TEP as well as of UNS Gas and UNS Electric – operating subsidiaries of UniSource Energy Services (UES) – are seasonal in nature. TEP and UNS Electric typically record the majority of their net income during the second and third quarters when hot weather contributes to higher energy consumption. TEP’s retail rates, which include higher charges for higher levels of energy use, also shift a larger share of the company’s earnings into those periods.

Energy demand from UNS Gas customers typically peaks during the winter. Accordingly, UNS Gas typically records the majority of its net income during the first and fourth quarters.

Net Income and Earnings Per Share Summary

	3rd Quarter		YTD September 30,
Net Income	2012	2011	2012	2011
	-Millions-		-Millions-
Tucson Electric Power	$44.6	$53.9	$65.0	$83.8
UNS Gas	(0.4)	(0.7)	5.1	5.8
UNS Electric	6.4	7.0	13.7	14.4
Other (1)	0.1	(0.5)	(0.4)	(2.2)

Net Income	$50.7	$59.7	$83.4	$101.8

Avg. Basic Shares Outstanding (Millions)	41.4	37.1	40.0	36.9
Avg. Diluted Shares Outstanding (Millions)	41.9	41.8	41.7	41.6

	3rd Quarter		YTD September 30,
Earnings Per UNS Energy Share	2012	2011	2012	2011
Tucson Electric Power	$1.08	$1.45	$1.63	$2.27
UNS Gas	(0.01)	(0.02)	0.13	0.16
UNS Electric	0.15	0.19	0.34	0.39
Other (1)	0.00	(0.01)	(0.01)	(0.06)

Net Income Per Basic Share	$1.22	$1.61	$2.09	$2.76

Net Income Per Diluted Share	$1.21	$1.46	$2.03	$2.53

(1)	Includes UNS Energy on a stand-alone basis and results from Millennium Energy Holdings, Inc. and UniSource Energy Development, both wholly-owned subsidiaries of UNS Energy.

UNS Energy believes the presentation of TEP, UNS Gas and UNS Electric net income or loss on a per basic UNS Energy share basis (which are non-GAAP financial measures) provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UNS Energy’s reported earnings or losses.

Conference Call and Webcast

The company will host a conference call on Friday, November 2, 2012 at 1 p.m. ET. To participate in the call, please dial in 5 to 10 minutes prior to the start time. A reference code is not necessary to access the live call.

Dial-in number: (800) 695-3360

The conference call also can be heard live online at uns.com.

A telephone replay will be available for seven days.

Replay number: (800) 633-8284

Reference code: 21609581

In conjunction with this earnings announcement, UNS Energy provided additional information on its performance during the third quarter of 2012. These materials were filed with the Securities and Exchange Commission and are also available at uns.com.

UNS Energy is a Tucson, Arizona-based company with consolidated assets of approximately $4 billion. UNS Energy’s primary subsidiaries include Tucson Electric Power, which serves more than 405,000 customers in southern Arizona, and UniSource Energy Services, provider of natural gas and electric service for about 240,000 customers in northern and southern Arizona.

Visit uns.com for more information about UNS Energy and its subsidiaries.

This release contains forward-looking information that involves risks and uncertainties, including factors that could affect UNS Energy’s ability to reach the 2012 earnings guidance. These risks and uncertainties include, but are not limited to: state and federal regulatory and legislative decisions and actions; regional economic and market conditions, which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of the company’s pension and other postretirement benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; changes to long-term contracts; the cost of fuel and power supplies; performance of TEP’s generating plants; and other factors listed in UNS Energy’s Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UNS Energy.

UNS ENERGY 2012 RESULTS

Condensed Consolidated Statements of Income	Three Months Ended
(in Thousands of Dollars, Except Per Share Amounts)	September 30,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$353,473	$363,385	$(9,912)	(2.7)
Electric Wholesale Sales	32,494	41,847	(9,353)	(22.4)
Gas Revenue	15,407	16,831	(1,424)	(8.5)
Other Revenues	35,887	28,884	7,003	24.2

Total Operating Revenues	437,261	450,947	(13,686)	(3.0)

Operating Expenses
Fuel	92,873	98,962	(6,089)	(6.2)
Purchased Energy	60,238	88,734	(28,496)	(32.1)
Transmission	4,500	(1,354)	5,854	N/M
Increase (Decrease) to Reflect PPFAC/PGA Recovery Treatment	18,076	(3,576)	21,652	N/M

Total Fuel and Purchased Energy	175,687	182,766	(7,079)	(3.9)
Other Operations and Maintenance	98,346	90,781	7,565	8.3
Depreciation	35,145	33,553	1,592	4.7
Amortization	9,069	7,882	1,187	15.1
Taxes Other Than Income Taxes	12,605	12,205	400	3.3

Total Operating Expenses	330,852	327,187	3,665	1.1

Operating Income	106,409	123,760	(17,351)	(14.0)

Other Income (Deductions)
Interest Income	340	1,919	(1,579)	(82.3)
Other Income	1,726	1,678	48	2.9
Other Expense	(886)	(1,412)	526	37.3

Total Other Income (Deductions)	1,180	2,185	(1,005)	(46.0)

Interest Expense
Long-Term Debt	17,074	17,945	(871)	(4.9)
Capital Leases	8,507	10,248	(1,741)	(17.0)
Other Interest Expense, Net of Interest Capitalized	233	(88)	321	N/M

Total Interest Expense	25,814	28,105	(2,291)	(8.2)

Income Before Income Taxes	81,775	97,840	(16,065)	(16.4)
Income Tax Expense	31,111	38,128	(7,017)	(18.4)

Net Income	$50,664	$59,712	$(9,048)	(15.2)

Weighted-Average Shares of Common Stock Outstanding (000)	41,446	37,053	4,393	11.9

Basic Earnings per Share	$1.22	$1.61	$(0.39)	(24.2)

Diluted Earnings per Share	$1.21	$1.46	$(0.25)	(17.1)

Dividends Declared per Share	$0.43	$0.42	$0.01	2.4

N/M—Not Meaningful

Reclassifications have been made to prior periods to conform to the current period’s presentation.

UNS ENERGY 2012 RESULTS

Condensed Consolidated Statements of Income	Nine Months Ended
(in Thousands of Dollars, Except Per Share Amounts)	September 30,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$850,975	$856,216	$(5,241)	(0.6)
Electric Wholesale Sales	98,282	121,506	(23,224)	(19.1)
Gas Revenue	85,621	99,041	(13,420)	(13.5)
Other Revenues	88,427	88,624	(197)	(0.2)

Total Operating Revenues	1,123,305	1,165,387	(42,082)	(3.6)

Operating Expenses
Fuel	245,933	252,103	(6,170)	(2.4)
Purchased Energy	174,891	233,344	(58,453)	(25.1)
Transmission	10,738	4,612	6,126	N/M
Decrease to Reflect PPFAC/PGA Recovery Treatment	29,730	(5,174)	34,904	N/M

Total Fuel and Purchased Energy	461,292	484,885	(23,593)	(4.9)
Other Operations and Maintenance	283,587	281,888	1,699	0.6
Depreciation	105,319	99,653	5,666	5.7
Amortization	26,845	22,513	4,332	19.2
Taxes Other Than Income Taxes	37,385	36,579	806	2.2

Total Operating Expenses	914,428	925,518	(11,090)	(1.2)

Operating Income	208,877	239,869	(30,992)	(12.9)

Other Income (Deductions)
Interest Income	981	3,739	(2,758)	(73.8)
Other Income	5,729	7,155	(1,426)	(19.9)
Other Expense	(1,761)	(2,830)	1,069	37.8

Total Other Income (Deductions)	4,949	8,064	(3,115)	(38.6)

Interest Expense
Long-Term Debt	53,811	54,240	(429)	(0.8)
Capital Leases	25,105	30,108	(5,003)	(16.6)
Other Interest Expense, Net of Interest Capitalized	66	(1,118)	1,184	N/M

Total Interest Expense	78,982	83,230	(4,248)	(5.1)

Income Before Income Taxes	134,844	164,703	(29,859)	(18.1)
Income Tax Expense	51,430	62,916	(11,486)	(18.3)

Net Income	$83,414	$101,787	$(18,373)	(18.1)

Weighted-Average Shares of Common Stock Outstanding (000)	39,983	36,930	3,053	8.3

Basic Earnings Per Share	$2.09	$2.76	$(0.67)	(24.3)

Diluted Earnings Per Share	$2.03	$2.53	$(0.50)	(19.8)

Dividends Declared Per Share	$1.29	$1.26	$0.03	2.4

N/M—Not Meaningful

Reclassifications have been made to prior periods to conform to the current period’s presentation.

TUCSON ELECTRIC POWER COMPANY 2012 RESULTS

Condensed Consolidated Statements of Income	Three Months Ended
(in Thousands of Dollars)	September 30,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$302,893	$308,924	$(6,031)	(2.0)
Electric Wholesale Sales	25,448	29,608	(4,160)	(14.1)
Other Revenues	38,569	31,313	7,256	23.2

Total Operating Revenues	366,910	369,845	(2,935)	(0.8)

Operating Expenses
Fuel	88,402	95,977	(7,575)	(7.9)
Purchased Power	27,576	40,509	(12,933)	(31.9)
Transmission	1,914	(4,266)	6,180	N/M
Increase (Decrease) to Reflect PPFAC Recovery Treatment	20,025	1,115	18,910	N/M

Total Fuel and Purchased Energy	137,917	133,335	4,582	3.4
Other Operations and Maintenance	86,942	79,837	7,105	8.9
Depreciation	27,644	26,541	1,103	4.2
Amortization	10,001	8,798	1,203	13.7
Taxes Other Than Income Taxes	10,327	9,855	472	4.8

Total Operating Expenses	272,831	258,366	14,465	5.6

Operating Income	94,079	111,479	(17,400)	(15.6)

Other Income (Deductions)
Interest Income	28	1,666	(1,638)	(98.3)
Other Income	1,553	229	1,324	N/M
Other Expense	(1,965)	(2,754)	789	28.6

Total Other Income (Deductions)	(384)	(859)	475	55.3

Interest Expense
Long-Term Debt	13,268	12,081	1,187	9.8
Capital Leases	8,507	10,248	(1,741)	(17.0)
Other Interest Expense, Net of Interest Capitalized	201	(44)	245	N/M

Total Interest Expense	21,976	22,285	(309)	(1.4)

Income Before Income Taxes	71,719	88,335	(16,616)	(18.8)
Income Tax Expense	27,150	34,423	(7,273)	(21.1)

Net Income	$44,569	$53,912	$(9,343)	(17.3)

	Three Months Ended
Tucson Electric Power	September 30,		Increase / (Decrease)
Electric MWh Sales:	2012	2011	Amount	Percent
Retail Sales	2,877,504	2,985,792	(108,288)	(3.6)
Long-Term Wholesale Sales	165,589	230,611	(65,022)	(28.2)

N/M—Not Meaningful

Reclassifications have been made to prior periods to conform to the current period’s presentation.

TUCSON ELECTRIC POWER COMPANY 2012 RESULTS

Condensed Consolidated Statements of Income	Nine Months Ended
(in Thousands of Dollars)	September 30,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$716,993	$714,278	$2,715	0.4
Electric Wholesale Sales	77,488	96,623	(19,135)	(19.8)
Other Revenues	95,826	93,765	2,061	2.2

Total Operating Revenues	890,307	904,666	(14,359)	(1.6)

Operating Expenses
Fuel	237,930	246,563	(8,633)	(3.5)
Purchased Power	62,064	84,189	(22,125)	(26.3)
Transmission	4,277	(2,339)	6,616	N/M
Decrease to Reflect PPFAC Recovery Treatment	25,150	(5,146)	30,296	N/M

Total Fuel and Purchased Energy	329,421	323,267	6,154	1.9
Other Operations and Maintenance	248,092	246,423	1,669	0.7
Depreciation	82,656	78,124	4,532	5.8
Amortization	29,621	25,282	4,339	17.2
Taxes Other Than Income Taxes	30,325	29,803	522	1.8

Total Operating Expenses	720,115	702,899	17,216	2.4

Operating Income	170,192	201,767	(31,575)	(15.6)

Other Income (Deductions)
Interest Income	97	2,983	(2,886)	(96.7)
Other Income	4,860	4,597	263	5.7
Other Expense	(5,084)	(7,751)	2,667	34.4

Total Other Income (Deductions)	(127)	(171)	44	25.7

Interest Expense
Long-Term Debt	40,562	36,493	4,069	11.2
Capital Leases	25,105	30,107	(5,002)	(16.6)
Other Interest Expense, Net of Interest Capitalized	(43)	(881)	838	95.1

Total Interest Expense	65,624	65,719	(95)	(0.1)

Income Before Income Taxes	104,441	135,877	(31,436)	(23.1)
Income Tax Expense	39,423	52,104	(12,681)	(24.3)

Net Income	$65,018	$83,773	$(18,755)	(22.4)

	Nine Months Ended
Tucson Electric Power	September 30,		Increase / (Decrease)
Electric MWh Sales:	2012	2011	Amount	Percent
Retail Sales	7,235,527	7,272,091	(36,564)	(0.5)
Long-Term Wholesale Sales	492,446	668,995	(176,549)	(26.4)

N/M—Not Meaningful

Reclassifications have been made to prior periods to conform to the current period’s presentation.